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                                                                 EXHIBIT 10.13


                               EMPLOYEE AGREEMENT

THIS EMPLOYEE AGREEMENT ("Agreement") is made as of the 27 day of June, 1996, by and between UROQUEST CORPORATION, ("UroQuest"), a Florida corporation and Tom E. Brandt, (the "Employee") an individual currently employed by BIVONA, INC. ("Bivona"), an Indiana corporation.

                                    RECITALS

1. UroQuest is principally engaged in the development and marketing of certain urological medical devices.

2. Bivona, a wholly-owned subsidiary of BMT, Inc. ("BMT") is principally engaged in the manufacture and distribution of certain medical devices and products, including urological catheters for UroQuest. The Employee has been employed prior to the date hereof by Bivona in the capacity of President/Chief Executive Officer.

3. BMT has entered into an Agreement and Plan of Merger with UroQuest, whereby Bivona would become an indirect wholly-owned subsidiary of UroQuest. The merger (the "Merger") would become effective concurrently with the consummation of the initial public offering of UroQuest.

4. The combination of UroQuest and Bivona will be referred herein as the "Company".

5. Subject to and upon consummation of the Merger, the Company desires to have the Employee continue to serve as an employee of the Company, and the Employee desires to continue such employment, all on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

In consideration of the premises and the mutual covenants and conditions set forth herein, UroQuest and the Employee agrees as follows:

                                   ARTICLE I

                                   EMPLOYMENT

UroQuest hereby agrees to the Employee's employment with the Company in accordance with the terms and conditions of this Agreement, and the Employee hereby agrees to the terms and conditions of this Agreement. The Employee shall be employed as an officer and director of UroQuest as Vice President of Operations & Chief Operating Officer (COO) and remain as the President of Bivona. UroQuest further agrees, effective at the time of merger, that the Employee shall be elected to the Board of Directors of UroQuest and shall be recommended by the Board of Directors of UroQuest to its shareholders to continue as a director for a period of at least five (5) years, provided his employment with UroQuest does not terminate. The Employee will have the duties, responsibilities, authority and powers that go with the responsibilities as determined by the Board of Directors of UroQuest.

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                                   ARTICLE II

                               TERM OF AGREEMENT

The term of employment which this Agreement establishes shall commence at the effective time of the Merger and end on September 30, 2001. Not withstanding the foregoing, the term of employment established by this Agreement is subject to prior termination as herein provided.

                                  ARTICLE III

                               DEVOTION OF DUTIES

During the term of employment, the Employee shall devote his full time attention, skill and effort to the operations of the Company and shall not, during such term engage in any other business activity requiring any substantial amount of his time.

                                   ARTICLE IV

                              REGULAR COMPENSATION

During the term of the Employee's employment under this Agreement, the Company shall pay to the Employee and the Employee shall accept from the Company, as compensation for his services and for his covenants and other obligations hereunder, the monthly salary of $14,000, payable in accordance with the regular and customary payroll practices of the Company. The salary of the Employee shall be subject to periodic annual increases in accordance with procedures established by UroQuest's Board of Directors.

                                   ARTICLE V

                          EXPENSES AND FRINGE BENEFITS

The Company shall reimburse the Employee for all ordinary and necessary business expenses incurred by him while carrying out his employment responsibilities under this Agreement. The Employee shall also be entitled to participate in all such fringe benefit programs, including any stock option, stock or cash bonuses, stock purchase, vesting acceleration programs, or profit sharing plans as the Company or its parent or affiliates have in place, or may from time to time establish for other executive officers of the Company, if he is otherwise qualified to participate in such programs.

                                   ARTICLE VI

                                  TERMINATION

Section 6.01. Reasons for Termination. The Employment of the Employee shall be terminated upon the occurrence of any of the following events:

a)  Death of the Employee.

b) At the Company's option, if the Employee shall suffer a permanent disability. For purposes of this Agreement, "permanent disability" shall be defined as the Employee's inability through physical or mental illness or other cause to perform, in the opinion of the Company, duties assigned to him hereunder for the continuous period of six months during the term of this Agreement.
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c)      At the Company's option, upon the Employee's willful and continued
        violation of Company policy or upon any dishonesty of any kind or willful misconduct of the Employee, including, but not limited to, theft of or other unauthorized personal use of Company funds or other remuneration from Company suppliers or potential suppliers.

d)      At the Employee's option, without cause.

e)      At the Company's option, without cause.

Section 6.02.    Compensation Upon Termination.

a)      Should the employment of the Employee be terminated under subsections
        (a) or (b) of Section 6.01 of this Agreement, the Company shall make payment to the Employee (or the Employee's personal representative), within ten business days after the date of termination, a sum equal to the aggregate amount of regular compensation that was paid to the Employee under this Agreement for the six-month period preceding such date of termination.

b) Should the employment of the Employee be terminated under subsection (c) or (d) of Section 6.01 of this Agreement, the Employee shall be paid his regular compensation up to the date of termination.

c) Should the employment of the Employee be terminated under subsection (e) of Section 6.01 of this Agreement, the Company shall make payment to the Employee, within ten business days after the date of termination, a sum equal to the greater of either (i) the aggregate amount of regular compensation that the Employee would otherwise have received during the remaining term of this Agreement or (ii) the amount of regular compensation that was paid to the Employee under this Agreement for the twelve-month period preceding the date of termination.

d) Payments to the Employee under this Section 6.02 shall be considered severance pay in consideration of the Employee's past service and in consideration of his continued service from the date hereof. The Company may, at its discretion, withhold from such payments any federal, state, city, county or other taxes as applicable.

Section 6.03. Reimbursement for Certain Litigation Expenses. In the event of litigation to determine whether the Employee's employment was properly terminated under subsection (c) of Section 6.01, the prevailing party shall be entitled to recover all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with such litigation.

                                  ARTICLE VII

               RESTRICTIVE COVENANT AND CONFIDENTIAL INFORMATION

In connection with his employment by the Company, the Employee has and will become acquainted with the affairs of the Company, its officers and employees, its sources of supply, its customers, and other trade information which the Company has acquired or will acquire at great cost and expenses. Therefore, as an essential ingredient and consideration of this Agreement, the Employee hereby agrees as follows:

Section 7.01. Noncompetition and Nondisclosure. The Employee shall not, during the term of his employment with the Company (whether pursuant to this Agreement or otherwise), nor for twelve months immediately following the expiration of the term of the Agreement as provided in Article II (whether such termination occurs prior to or at the end of such term).
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(a) Solicit, take away, hire, employ or endeavor to employ any person who is then an employee of the Company; or

(b) Engage directly or indirectly, whether as an individual or sole proprietor or as owner, partner, shareholder (except of one percent or less of any class of outstanding securities listed on any national securities exchange or actively traded in an over-the-counter market), officer, director, manager, agent, consultant, formal or informal advisor, or by or through the lending of any form of assistance, to a competitor of the Company within any geographical territory within which the Company operated as of the date of the termination of the Employee's employment; or

(c) Disclose or otherwise use, confidential information of the Company regarding merchandising methods, inventory, accounting or financial methods, techniques or strategies, trade information, trade secrets, customer lists, information relating to customers and their requirements or any other information that was obtained by the Employee in connection with the performance of his duties for the Company.

Section 7.02. Return of Records and Property. The Employee agrees that all records and copies of records pertaining to the operations, customers and business of the Company that are made or received by the Employee in the course of his employment by the Company shall be the property of the Company, and agrees to keep such documents subject to the Company's custody and control, and to surrender to the Company such of those documents as are still in his possession at the termination of this employment. The Employee agrees not to disclose or give possession of such documents or records to anyone except authorized representatives of the Company. The Employee further agrees to return to the Company any and all catalogs, brochures, samples, machinery, equipment and other property of the Company promptly upon termination of this employment.

Section 7.03. Violations.

(a) The Employee acknowledges that any violation of any provision of this
    Article VII by him will cause irreparable damage to the Company, that such damages will be incapable of precise measurement, and that, as a result, the Company will not have an adequate remedy at law to redress the harm which such violations will cause. Therefore, in the event of any violation of any provision of this Article VII by the Employee, he agrees that, in addition to its other remedies, the Company shall be entitled to injunctive relief including, but not limited to, temporary restraining orders and temporary injunctions to restrain any violation of this Article VII by the Employee.

(b) If a court of competent jurisdiction finds that the Employee has violated any of the restrictions set forth in this Article VII, then the period of all restrictions set forth in this Article VII automatically shall be extended by the number of days that the court determines the Employee to have been in violation of such restriction.

(c) In addition to other relief to which it shall be entitled, the Company shall be entitled to recover from the Employee the costs and reasonable attorneys' fees incurred by the Company in seeking enforcement of this Article VII.

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                                  ARTICLE VIII

                                    GENERAL

Section 8.01. Severability. Should any clause, portion or section of this Agreement be deemed unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement. Should any particular covenant in this Agreement be held unreasonable or unenforceable for any reason, including, without limitation, the time period, geographical area, and scope of activity covered by such covenant, then such covenant shall be given effect and enforced to whatever extent would be reasonable and enforceable.

Section 8.02. Assignment Successors in Interest. This Agreement, being personal to the Employee, may not be assigned by him. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, and the heirs, executors and personal representatives of the Employee.

Section 8.03. Governing Law. This Agreement and the performance of the parties under this Agreement shall be construed in accordance with the laws of the State of Utah (other than its choice of laws provisions), and any action or proceedings that may be brought, arising out of, in connection with, or by reason of the Agreement shall be governed by the laws of Utah (other than its choices of laws provisions), to the exclusion of the law of any other forum, and regardless of the jurisdiction in which the action or proceeding may be instituted.

Section 8.04. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 8.05. Modifications and Entire Agreement. No modifications, amendments, extension or alleged waiver of this Agreement or any provision thereof will be binding upon the Employee or the Company unless in writing and signed by the Employee and a duly authorized officer of the Company. This Agreement constitutes the entire employment arrangement between the Employee and the Company and supersedes and replaces any and all prior agreements and understandings, written or oral, relative to such employment.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

EMPLOYEE                                     UROQUEST CORPORATION

/s/ Tom Brandt                               By:  /s/ Eric B. Hale
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Name

206 Andover Drive                            Title:  President
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Address

Valparaiso, Ind 46383
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City, State, Zip

###-##-####
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Social Security Number